SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. N/A )

Filed by the registrant ☒                                                     Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

FIRST GEORGIA COMMUNITY CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

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(4)	Date Filed:

FIRST GEORGIA COMMUNITY CORP.

150 Covington Street

Jackson, Georgia 30233

770-504-1090	John L. Coleman President and Chief Executive Officer

May 23, 2005

Dear Shareholders:

You are cordially invited to attend the annual meeting of First Georgia Community Corp. shareholders, which will be held at 10:00 am on Thursday, July 7, 2005, at the Butts County Library, 436 E. College Street, Jackson, Georgia 30233.

The purpose of the meeting is to elect nine (9) directors to serve until the 2006 Annual Meeting and to address any other business matters which may arise.

The Official Notice, Proxy Statement, Annual Report to Shareholders, and Proxy are enclosed. It would be most helpful to us if you would kindly complete, sign and mail your proxy card back to us as soon as possible. We would greatly appreciate your voting “FOR” the directors nominated.

I look forward to being with you at the meeting.

Very truly yours,

/S/ JOHN L. COLEMAN
John L. Coleman
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, JULY 7, 2005

TO THE HOLDERS OF COMMON STOCK

OF FIRST GEORGIA COMMUNITY CORP.

The Annual Meeting of Shareholders of First Georgia Community Corp. will be held on Thursday, July 7, 2005, at 10:00 am, local time, at the Butts County Public Library, 436 East College Street, Jackson, Georgia 30233, for the following purposes:

1.	To elect nine (9) directors to serve until the 2006 Annual Meeting of Shareholders.

2.	To transact such other business as may properly come before the meeting and any adjournments thereof. Management at present knows of no other business to be presented at the meeting other than the report of management and presentation of financial statements. If other matters properly come before the meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendation of management.

Shareholders of record at the close of business on May 17, 2005 are entitled to notice of and to vote at the meeting and any recess or adjournment thereof.

For the Board of Directors,

/S/ JOHN L. COLEMAN
John L. Coleman
President and Chief Executive Officer

Jackson, Georgia

May 23, 2005

YOU ARE URGED TO VOTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE, EVEN IF YOU DO PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

FIRST GEORGIA COMMUNITY CORP.

150 Covington Street

Jackson, Georgia 30233

770-504-1090

PROXY STATEMENT

For the Annual Meeting of Shareholders

To be held Thursday, July 7, 2005

PROXY SOLICITATION

This Proxy Statement is furnished to shareholders of First Georgia Community Corp. (the “Company”), on or about June 1, 2005, in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Shareholders to be held at 10:00 am on Thursday, July 7, 2005, or any adjournment thereof. The meeting will be held at the Butts County Public Library, 436 East College Street, Jackson, Georgia.

The person voting the enclosed proxy may revoke it at any time before it is exercised by writing to the President of the Company at its principal office, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia 30233, or by attending the Annual Meeting and choosing to vote in person, in which case any prior proxy given will be revoked. Any written revocation will be effective upon receipt by the President of the Company.

If a shareholder designates how a proxy is to be voted on any of the business to come before the meeting, the signed proxy will be voted in accordance with such designation. If a shareholder fails to designate how the proxy should be voted, the signed proxy will be voted FOR the election of the nine (9) nominees named below as directors and in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

The Company will bear the cost of this proxy solicitation, including the charges and expenses of brokerage firms and others which forward material to beneficial owners. Proxies may be solicited in person or by mail, telephone or fax by directors, officers and regular employees of the Company or its subsidiary.

VOTING AT THE ANNUAL MEETING

Shareholders of record at the close of business on May 17, 2005 will be entitled to notice of and to vote at the Annual Meeting. On that date, there were 932,193 shares of common stock outstanding, with each share entitling the holder to one vote upon each matter to be presented at the Annual Meeting.

While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the meeting, management has no knowledge of any matters to be presented for action by the shareholders except as set forth in this Proxy Statement. The enclosed proxy gives discretionary authority to the persons holding the proxies, which means that they may vote in accordance with their best judgment as to any other business that may properly be brought up at the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

As authorized by the Bylaws of the Company, the Board of Directors has determined that the Board of Directors of the Company to be elected at the Annual Meeting shall consist of nine (9) persons. At the Annual Meeting, the nine directors are to be elected to serve until the 2006 annual meeting of shareholders or until their successors are duly elected and qualified. Management is soliciting proxies to vote for its nine nominees as directors of the Company. These nominees are as follows:

John L. Coleman, Charles W. Carter, Alfred D. Fears, Jr., William B. Jones, Harry Lewis, Joey McClelland, Alexander Pollack, James H. Warren, and George L. Weaver.

All proxies will be voted in accordance with the stated instructions. If any nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board. Proxies cannot be voted for more than nine (9) persons. Assuming a quorum is represented at the Annual Meeting, the nominees presented above will be elected if each nominee receives more votes than any other nominee for the same seat on the Board of Directors. At the present time, we do not know of any competing nominees. As a result, abstentions and broker non-votes, in which a broker does not have discretionary authority to vote shares held in “street name” for a beneficial owner, will not affect the outcome of the election of directors.

Unless otherwise directed, it is the intention of the persons named as proxies to vote for the election of the nominees listed above.

If the above persons are elected as directors of the Company, the Company anticipates electing the same persons to serve as directors of the Company’s sole subsidiary, First Georgia Community Bank (the “Bank”).

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE ABOVE-LISTED NINE (9) NOMINEES TO HOLD OFFICE UNTIL THE 2006 ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Identification of Directors and Executive Officers

The Boards of Directors of the Company and the Bank consist of nine (9) persons, each of whom has been nominated for re-election to the Board of Directors. Each of those persons has been a director of the Company since its organization in 1996. In addition, each of these persons has been a director of the Bank since its organization in 1996. The directors of the Company and the Bank are as follows:

John L. Coleman (59)

Mr. Coleman is the President, Chief Executive Officer and a director of the Company and Chief Executive Officer of the Bank. He has held these positions with the Company since August 1996 and was formerly President and Chief Executive Officer of the Bank until January 2005.

Charles W. Carter (69)

Mr. Carter has been affiliated with Carter Builders Supply in Jackson since 1968 and is currently its President. Mr. Carter was an advisory director of Citizens & Southern National Bank and its successor organization, NationsBank, in Jackson from 1978 until 1994.

Alfred D. Fears, Jr. (48)

Mr. Fears’ primary occupation is as an attorney, and he has been practicing law in Jackson, Georgia since 1981. He also manages an apartment rental business in Jackson.

William B. Jones (60)

From 1966 to 1976, Mr. Jones was a teacher, coach and school superintendent in Jackson, Georgia. Since 1977, Mr. Jones has practiced law in Jackson, Georgia, and has been active in the food and petroleum distribution business. Mr. Jones is currently President of Jones Petroleum Co., Meriwether Properties, Inc. and Vice President of Jones & Owenby, Inc., which operates two supermarkets. He also previously served on the Advisory Board of NationsBank in Jackson, Georgia.

Harry Lewis (52)

Mr. Lewis is the Secretary-Treasurer of the Company. He has served in this position since August 1997. Mr. Lewis also owns and operates an automobile dealership in Jackson, Georgia, which he has operated since 1983. He is also President of Playtime Learning Center, Inc.

Joey McClelland (58)

Mr. McClelland is presently the Owner and President of The McClelland Company, LLC providing design and implementation consulting services to international business operations. From 2000 to 2003 he served as a Vice President with International Supply Chain - Home Depot. From 1997 to 1999, Mr. McClelland served as its director of International Consulting. Prior to 1997, Mr. McClelland acted as Executive Director of Marketing and Logistics Consulting, providing design and implementation consulting services. Prior to 1989, Mr. McClelland held numerous management level positions in related marketing fields.

Dr. Alexander Pollack (51)

Dr. Pollack is a retired general surgeon and former medical director at the Georgia Diagnostic and Classification Prison in Jackson, Georgia.

James H. Warren (66)

Mr. Warren is President of Sure Power, Inc., Secretary-Treasurer of Brushy Mountain Hydro-Electric Power, Inc. and Alternator & Starter House of Anderson SC, Inc.

George L. Weaver (57)

Mr. Weaver has been President of Central Georgia EMC since 1984. From 1971 to 1984, Mr. Weaver held various management positions with Central Georgia EMC. Mr. Weaver served on the Advisory Board of NationsBank of Georgia, N.A. in Jackson, Georgia, and as Vice Chairman of the Board of Directors of Federated Rural Electric Insurance Corp and a member of its Audit Committee. He presently serves as a director of Southeastern Data Corporation (past Chairman of the Board) and Georgia Rural Electric Service Corporation (past Chairman of the Board). Mr. Weaver is a past President of the Georgia Rural Electric Managers Association.

George L. Weaver serves as Chairman of the Company’s Board of Directors. John L. Coleman serves as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. Harry Lewis serves as Corporate Secretary of the Company. Each officer serves at the pleasure of the Board of Directors of the Company.

There are not, and have not been during the last five years, any involvements by the above-listed persons in legal proceedings relating to the federal bankruptcy act, federal commodities law violations or securities law violations. In addition, none of the above-listed persons is currently charged with or within the last five years has been convicted of any criminal violations of law (other than minor traffic violations). In addition, there are not, and have not been within the last five years, any orders, judgments or decrees enjoining or limiting any director from engaging in any type of business practice or activity.

Charles W. Carter and Harry Lewis are first cousins. There are no other family relationships among the director nominees or among any of them and any members of management of the Company or the Bank.

There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. No director is a director of another bank or bank holding company. The Company paid Mr. Fear’s law firm $346,653 for legal services rendered to the Company during 2004, and it is anticipated Mr. Fears will provide legal services to the Company during 2005.

Meetings and Committees of the Board Of Directors

Because the Company is a holding company, the only significant asset of which is its wholly-owned subsidiary, the Bank, most of its business activities occur at the Bank level. In addition, the same persons who are management’s nominees as directors of the Company are likely to be elected as directors of the Bank. Therefore, information regarding the Board and committees is being given for both the Company and the Bank.

The Board of Directors of the Company held seven (7) meetings and the Board of Directors of the Bank held sixteen (16) meetings during the year ended December 31, 2004. All incumbent directors attended at least 75% of the total number of meetings of the Company’s Board of Directors and committees of the Board on which they serve.

The Bank has eleven principal permanent committees. These are the Funds Management Committee, the Audit and Compliance Committee, the Marketing Committee, the Building Committee, the Compensation Committee, the Loan Committee, the Strategic Plan Committee, the Technology Committee, the Stock Dividend Committee, the Risk Management Committee and the Nominating Committee.

Audit and Compliance Committee. The Audit and Compliance Committee reviews independent audit reports, reports the findings to the Board of Directors and appoints the independent auditor. The Audit and Compliance Committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and plan, and determines that all audits and exams required by law are performed fully, properly and in a timely fashion. The board of directors has not adopted a written charter for the Audit and Compliance Committee. The Audit and Compliance Committee members are Harry Lewis, Richard Ballard, Alexander Pollack and James H. Warren. Each of these members meets the requirement for independence as defined by the National Association of Securities Dealers’ listing standards. The Audit and Compliance Committee met six (6) times during 2004.

Although none of the members meets the criteria specified under applicable Securities and Exchange Commission regulations for an “audit committee financial expert,” the Board believes that each has the financial knowledge, business experience and independent judgment necessary to serve as the Audit Committee.

Nominating Committee. The Nominating Committee identifies individuals qualified to become directors and recommends to the board the director nominees for the next annual shareholders’ meeting. The committee consists of George Weaver, Harry Lewis and Dan Fears. All of the committee members are independent directors in accordance with the Nasdaq Stock Market listing standards. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the charter may be obtained by writing to the Corporate Secretary at the Company’s and the Bank’s main office located at 150 Covington Street, Jackson, Georgia 30233. (See “Director Nominations and Shareholder Communications” on page 22.)

Compensation Committee. The Compensation Committee meets to review the compensation and benefits of employees, officers and directors of the Bank and to consider personnel matters of the Bank, including reviewing and approving option grants under the First Georgia Community Corp. 2001 Stock Incentive Plan. The Compensation Committee met two (2) times during 2004. Its members are George Weaver, Harry Lewis, John Coleman and Dr. Alexander Pollack.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2005 audited consolidated financial statements.

•	The Audit Committee has reviewed and discussed the Company’s 2005 audited consolidated financial statements with the Company’s management;

•	The Audit Committee has discussed with the independent auditors Mauldin & Jenkins, LLC the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•	The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from the Company; and

•	Based on review and discussions of the Company’s 2004 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2004 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB.

March 28, 2005	Audit Committee:	Harry Lewis (Chairperson)
D. Richard Ballard
Alexander Pollack
James H. Warren

Non-Director Executive Officers of the Bank

The Bank currently has two executive officers who are not directors of the Company or the Bank. Information regarding their background follows:

Joe Strickland (60)

Mr. Strickland, who became employed by the Bank in January 2004, is the President, Chief Operating Officer and Senior Credit Officer of the Bank. Mr. Strickland is the former President and Chief Operating Officer of Main Street Bank and retired from that position at year end 2001. Previously, he was employed as Northern Division Commercial Banking Executive for NationsBank-South Carolina as successor to C&S Bank.

Elaine S. Kendrick (57)

Ms. Kendrick is the Senior Vice President and Chief Financial Officer of the Bank and the Company and has served in that position since October 2003. She has been employed with the Bank since inception in September 1997 as the Senior Vice President and Senior Operations Officer. From 1996-1997, she served as Senior Vice President and Controller of Griffin Federal Savings Bank, Griffin, Georgia. From 1990-1996, she served as Vice President and Controller of Griffin Federal Savings Bank. From 1987-1990, she served as a banking officer for First Union National Bank of Georgia in Griffin and Newnan, Georgia. From 1965-1987, she served in various capacities for Commercial Bank & Trust Company.

Compensation of Directors and Executive Officers

Executive Compensation

The Company does not separately compensate any of its directors or executive officers. Any compensation paid them is paid by the Bank. The following sets forth certain information concerning the compensation of the Company’s chief executive officer during fiscal years 2004, 2003 and 2002. No other executive officer earned over $100,000 in combined salary and bonus for 2004.

Summary Compensation Table

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
John L. Coleman President and Chief Executive Officer	2004 2003 2002	$ $ $	155,000 155,000 155,000	$0 0 50,000	— — —	(1) (1) (1)	0 0 0	1,868 1,803 1,734	(2) (2) (2)

(1)	Other annual compensation does not include any “perks” and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2)	The Company has provided Mr. Coleman with a $250,000 term life insurance policy. The premium paid by the Company in 2004 was $960, in 2003 was $960 and in 2002 was $960. Also, Mr. Coleman and the Bank entered into four split dollar life insurance agreements in 1999 in connection with four life insurance policies insuring Mr. Coleman’s life purchased by the Bank. Compensation income is imputed to Mr. Coleman based on the current term rate for Mr. Coleman’s age multiplied by the aggregate death benefit payable under the policies to Mr. Coleman’s beneficiary. The Bank retains a portion of the death benefits payable under each policy. The maximum death benefit payable to Mr. Coleman’s beneficiary under three of the policies is $150,000 and $50,000 under the fourth policy, or an aggregate of $500,000 death benefit for the four policies. The compensation imputed to Mr. Coleman under these arrangements in 2004 was $908, in 2003 was $843 and in 2002 was $774. See “—Employment Agreement” below.

The Company’s Chief Executive Officer did not receive any stock options during 2004. The following table contains information, with respect to the Company’s Chief Executive Officer, concerning the exercise of options during 2004 and unexercised options held as of the end of 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#)		Dollar Value of In-the-Money Options at FY-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John L. Coleman	0	0	200	0	$2,324	0

(1)	Calculated by subtracting the exercise price from the market price per share of the common stock at fiscal year-end ($24.00) and multiplying the resulting figure by the number of shares subject to options for which the exercise price was less than the market price of the common stock at fiscal year-end.

Employment Agreement

John L. Coleman had an employment agreement dated August 8, 1996 with the Company and the Bank under which he served as President and Chief Executive Officer of the Company and of the Bank. The employment agreement terminated on May 28, 2005. Mr. Coleman continues to serve at will as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.

Executive Officer’s Deferred Compensation Plan

In 1999, the Bank and Mr. Coleman entered into a deferred compensation agreement. Under this agreement, Mr. Coleman will be entitled to receive retirement benefits upon termination of his employment for any reason other than for cause, including a termination of employment following a change of control of the Bank. If Mr. Coleman dies prior to receiving any or all of the payments due him under the agreement, his beneficiary will receive a death benefit. The deferred compensation is payable from the general assets of the Bank and Mr. Coleman is an unsecured creditor of the Bank with respect to these benefits. If Mr. Coleman is terminated for cause, he forfeits all benefits under the agreement.

The benefits payable to Mr. Coleman are based on the value of a “deferral account” established under Mr. Coleman’s agreement. The value of the deferral account is determined based upon the growth of life insurance cash values in life insurance policies on Mr. Coleman’s life which were purchased by the Bank in 1999, which growth is reduced by the Bank’s after-tax opportunity cost of the policies, determined based upon a pre-tax yield equal to the Fed Funds rate.

The benefits payable to Mr. Coleman at normal retirement age (age 65) are equal to the sum of the value of the deferral account on the anniversary of the agreement preceding normal retirement age paid out in equal annual installments over 15 years without interest plus an annual payment equal to the growth in the deferral account each year (determined without reducing the deferral account for payments made to Mr. Coleman) from Mr. Coleman’s retirement until his death. The projected value of the deferral account at Mr. Coleman’s normal retirement age is $314,710, which would provide payments of $20,981 per year, plus the payments of the growth in the deferral account which are projected to vary from year to year. The first year aggregate payment to Mr. Coleman (including the projected growth in the deferral account) is projected to be $59,733, the average annual benefit during the first fifteen years is projected to be $68,956 and the average annual benefit over Mr. Coleman’s life is projected to be $67,845, all based on achieving the assumptions used in the projection.

The benefits payable to Mr. Coleman at termination of employment prior to his normal retirement age (other than after a change of control) are the sum of his deferral account at the anniversary of the agreement preceding his date of termination’ times Mr. Coleman’s vested percentage at termination, payable in 15 equal annual installments without interest, plus an annual payment equal to the growth in the deferral account each year from Mr. Coleman’s termination of employment until his death (determined without reducing the deferral account for payments made to Mr. Coleman), times Mr. Coleman’s vested percentage at termination. The benefits payable to Mr. Coleman at his termination of employment after a change of control are the same as a termination prior to normal retirement age except that the vesting schedule does not apply if Mr. Coleman’s termination of employment after a change of control occurs during the first five years of the deferred compensation agreement.

If Mr. Coleman dies prior to termination of employment, the Bank will pay his beneficiary a lump sum benefit equal to his deferral account as of the anniversary of the agreement preceding Mr. Coleman’s death.

Director Compensation

Board Fees. The Directors of the Company are paid $750 per month for their services as well as $100 per meeting attended for Board Committees to which they are appointed.

Deferred Fee Agreements. Effective as of January 1, 2001, the Bank entered into deferred fee agreements with all but one of its directors. Under these agreements, each director will be entitled to receive retirement benefits upon termination of service as a director for any reason other than for cause. If a director’s services are terminated for cause, he forfeits all benefits under the agreement applicable to him.

Benefits will be paid upon a director’s normal or early retirement or disability or in the event of a change in control (defined as a transfer of 25% or more of the Bank’s outstanding stock). If a director dies prior to termination of his service as a director, the Bank will pay his beneficiary a lump sum benefit equal to his deferral account balance as of the date of his death.

Benefits are payable to each director based upon the value in his “deferral account.” Each director’s deferral account includes his accumulated deferred fees plus accrued interest at a rate established annually by the Board of Directors. Benefits are payable in 120 equal monthly installments, including interest at a rate set by the Board of Directors for the year in which the termination of service occurs. This interest rate is currently set at Prime + 1% per annum.

Deferred Compensation Agreements. In 1999, each of the directors of the Bank (other than Mr. Coleman) entered into a deferred compensation agreement with the Bank. The agreements are essentially identical to Mr. Coleman’s deferred compensation agreement described above, but with a 10-year payout of the primary benefit.

Transactions With Management

In the ordinary course of its banking business, the Bank has had and anticipates that it will continue to have transactions with various directors, officers, principal shareholders, and their associates.

In the opinion of management, all loans and commitments to extend loans included in such transactions were made in the ordinary course of business substantially on the same terms, including interest rates and collateral, as those prevailing from time to time on comparable transactions with unaffiliated persons and do not involve more than a normal risk of collectibility or present any other unfavorable features. In management’s opinion, the amount of extensions of credit outstanding at any time from the beginning of the last fiscal year to date to a director, director nominee, executive officer or principal security holder and their associates, individually or in the aggregate, did not exceed the maximum permitted under applicable banking regulations.

Stock Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s common stock by the current directors, nominees for director, executive officers named in the Summary Compensation table, persons who to the Company’s knowledge own more than five percent of the outstanding common stock, and directors and executive officers as a group, as of April 6, 2005. Each indicated person has sole voting and investment power over the indicated shares except as otherwise noted below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership
D. Richard Ballard	21,145	(1)	2.27
Charles W. Carter	50,675	(2)	5.44
John L. Coleman	42,961	(3)	4.61
Alfred D. Fears	40,070	(4)	4.30
William B. Jones	109,585	(5)	11.77
Harry Lewis	36,145		3.88
Joey McClelland	35,645	(6)	3.83
Dr. Alexander Pollack	60,683	(7)	6.52
Robert Ryan	27,853	(8)	2.99
James H. Warren	24,185	(9)	2.60
George L. Weaver	46,899	(10)	5.04
All current directors and executive officers as a group (13 persons)	521,346		56.00

(1)	Does not include 300 shares owned by his adult son, over which shares he asserts no voting or investment power.

(2)	Includes 6,700 shares owned by C. Carter, Inc., 1,500 shares owned by Jones Hometown Hardware, 4,400 shares owned by Mr. Carter’s wife, and 600 shares held by his wife as custodian for their grandchildren. Mr. Carter disclaims voting and investment power with respect to the shares held by his wife individually and as custodian. Does not include 1900 shares owned by his adult son and 600 shares owned by his adult daughter over which he asserts no voting or investment power.

(3)	Includes 170 shares owned by Mr. Coleman jointly with his wife, 25,000 shares held in Mr. Coleman’s IRA, 200 shares subject to vested options and 2,591 shares owned by his wife (as to which voting and investment power is disclaimed). Does not include 55 shares owned by each of his adult daughters, over which shares he asserts no voting or investment power.

(4)	Includes 5,941 shares owned by Mr. Fears’ IRA, 650 shares owned by The Fears Firm, PC, 830 shares owned by Fears, Lawrence & Turner, 2,810 shares owned by his wife and 14,059 shares held by his wife as trustee. Mr. Fears disclaims voting and investment power with respect to the shares held by his wife individually and as trustee. Does not include 55 shares owned by his adult daughter, over which shares he asserts no voting or investment power.

(5)	Includes 45,632 shares owned by wholly-owned corporations and 1,000 shares held by Mr. Jones’s wife. Mr. Jones disclaims voting and investment power with respect to the shares held by his wife. Does not include 500 shares owned by his adult son, over which shares he asserts no voting or investment power.

(6)	Does not include 100 shares owned by Mr. McClelland’s adult son, 100 shares owned by Mr. McClelland’s adult daughter, or 1,800 shares owned by Mr. McClelland’s mother, over all of which shares he asserts no voting or investment power.

(7)	Includes 14,528 shares held by Pollack Art Foundation and 200 shares owned by Mr. Pollack’s minor sons.

(8)	Includes 12,853 shares owned by Mr. Ryan and his wife jointly. Does not include 550 shares owned by Mr. Ryan’s adult son or 1,150 shares owned by Mr. Ryan’s stepson, over all of which shares Mr. Ryan asserts no voting or investment power.

(9)	Includes 2,926 shares owned by Mr. Warren’s IRA, 9,300 shares owned jointly with his wife, and 2,926 shares owned by Mr. Warren’s wife’s IRA, over all of which shares he shares voting and investment power; does not include 476 shares owned by his adult daughters, 200 shares owned by his brother over all of which shares Mr. Warren asserts no voting or investment power.

(10)	Includes 5,177 shares owned by Mr. Weaver’s IRA.

FILINGS UNDER SECTION 16(A)

Section 16(a) of the Securities and Exchange Act of 1934 required the Company’s executive officers and directors, and persons who own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission.

Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than 10% of its common stock who is not also a director.

Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 2004 fiscal year all filings applicable to its officers and directors were complied with in a timely manner.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Mauldin & Jenkins, LLC, acted as the Company’s principal independent certified public accountants for the year ended December 31, 2004. Representatives of Mauldin & Jenkins, LLC will be present at the 2005 Annual Meeting and will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.

Audit and Other Fees Paid to Independent Accountants. The following table sets forth the fees paid to the Company’s independent accountants, Mauldin & Jenkins, LLC, for the services indicated.

	2004*	2003*
Audit Fees	$47,750	$46,531
Audit-Related Fees	0	$2,216
Tax Fees**	$6,500	$7,535
All Other Fees	n/a	$4,000

*	Based on an estimate provided by Mauldin & Jenkins, LLC. Includes fees for services billed to the Company in the following year in connection with the indicated year’s audit and review of interim financial statements.

**	Consists of tax return preparation services.

Audit Fees. Audit fees represent fees billed by Mauldin & Jenkins for professional services rendered in connection with the (1) audit of the Company’s annual financial statements for 2003 and 2004, and (2) review of the financial statements included in the Company’s quarterly filings on Form 10-QSB, and (3) services provided in connection with statutory and regulatory filings.

Audit Related Fees. Audit related fees represent fees for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements and not included in “Audit Fees” above. Audit related fees consist of accounting consultations regarding deferred compensation and other real estate owned. No audit related fees were incurred in 2004.

Tax Fees. Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Mauldin & Jenkins for tax compliance, tax advice, and tax planning.

All Other Fees. In 2003 all other fees consisted of Federal Home Loan Bank mortgage collateral verification agreed-upon procedures. These fees are no longer applicable to Mauldin & Jenkins, LLC.

The fees billed by Mauldin & Jenkins are pre-approved by the Audit Committee of the Company in accordance with the policies and procedures for the Audit Committee. The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2004, 100% of the fees incurred were pre-approved.

The Audit Committee has considered the provision of non-audit services by Mauldin & Jenkins, LLC and has determined that the provision of such services was consistent with maintaining the independence of Mauldin & Jenkins, LLC.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General. The Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and who are nominated in accordance with procedures described below.

To submit a recommendation of a director candidate to the Nominating Committee, a shareholder must submit the following information in writing, addressed to the Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 150 Covington Street, Jackson, Georgia 30233.

1. The name of the person recommended as a director candidate;

2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4. As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5. A statement as to the qualification of the nominee.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company’s proxy statements was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Director Qualifications. The Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; and any other factors the Nominating Committee deems relevant.

Other Shareholder Communications. Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to either the Corporate Secretary or the Shareholder Relations Officer of the Company, in each case at the address of the Company’s principal office at 150 Covington Street, Jackson, Georgia 30233. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Shareholder Proposals for 2006 Annual Meeting. Shareholder proposals submitted for consideration at the next Annual Meeting of Shareholders must be received by the Company no later than February 1, 2006 to be included in the 2006 proxy materials. If the Company does not receive such notice prior to that date, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2006 proxy statement. However, if the Reorganization is completed and we terminate the registration of our common stock, we will no longer be subject to these SEC regulations.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders. If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

The Company will be pleased to make its Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, available without charge to interested persons. Written requests for the report should be directed to John L. Coleman, President and CEO, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia, 30233.

FIRST GEORGIA COMMUNITY CORP.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JULY 7, 2005

The undersigned hereby appoints John L. Coleman and George L. Weaver, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of First Georgia Community Corp., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the Butts County Library, 436 E. College Street, Jackson, Georgia, and at any adjournments of the annual meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSAL 1: To elect the nine (9) persons listed below to serve as Directors of First Georgia Community Corp. for a one-year term:

John L. Coleman, Charles W. Carter, Alfred D. Fears, Jr., William B. Jones, Harry Lewis, Joey McClelland, Alexander Pollack, James H. Warren and George L. Weaver

` FOR all nominees listed above (except as indicated below) ` WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority for any individual nominee, mark “FOR” above, and write the nominee’s name in this space .

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted FOR the proposal.

Discretionary authority is hereby conferred as to all other matters which may come before the annual meeting.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

Signature(s) of Shareholder(s)

[LABEL]

Name(s) of Shareholders(s)

Date:, 2005

(Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope.

I WILL WILL NOT ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE